UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

[   ] Definitive Proxy Statement

[X] Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

CNL Growth Properties, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

       [   ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CNL Growth Properties

PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY JUNE 10, 2013

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

CNL Growth Properties, Inc.

Recently, we sent you proxy material regarding the Annual Meeting of Shareholders that is scheduled for June 11, 2013. Our records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow CNL Growth Properties to obtain a sufficient number of votes to hold the meeting as scheduled.

If you have any questions or would like to vote, please call the number listed below:

1-877-757-5404

Your vote is important no matter the size of your holdings. Please vote promptly so your vote can be received prior to the June 11, 2013 Annual Meeting of Shareholders.

CNL Growth Properties has made it very easy for you to vote. Choose one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit the website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so that we receive it by June 10, 2013 (the day prior to the meeting).

Call the phone number above Monday – Friday, 9 A.M. – 9 P.M., Eastern time to speak with a proxy specialist.

OR

Call the toll-free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch- tone prompts to vote.

THANK YOU FOR VOTING

Nobo/Reg